As filed with the Securities and Exchange Commission on September 24, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DERMTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-2870849
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11099 N. Torrey Pines Road, Suite 100

La Jolla, CA 92037

(858) 450-4222

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Dobak, M.D.

Chief Executive Officer

DermTech, Inc.

11099 N. Torrey Pines Road, Suite 100

La Jolla, CA 92037

(858) 450-4222

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeremy Glaser, Esq.

Jenna Stewart, Esq.

Christian Hollweg, Esq.

Mintz, Levin, Cohn, Ferris,

Glovsky and Popeo, P.C.

3580 Carmel Mountain Road, Suite 300

San Diego, CA 92130

Tel: (858) 314-1500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value	8,565,893	$5.89 (2)	$50,410,280	$6,110
Common Stock, $0.0001 par value, issuable upon conversion of issued and outstanding Series A Convertible Preferred Stock (3)	615,385	$5.89 (2)	$3,621,541	$439
Common Stock, $0.0001 par value, issuable upon exercise of issued and outstanding warrants (4)	140,315	$5.89 (2)	$825,754	$100
Total	9,321,593	$5.89 (2)	$54,857,575	$6,649

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of Common Stock of the registrant.

(2)

In accordance with Rule 457(c) under the Securities Act, the aggregate offering price of the Common Stock is estimated solely for the calculation of the registration fee due for this filing. This estimate was based on the average of the high and low sales prices of the Registrant’s Common Stock reported by The Nasdaq Capital Market on September 19, 2019, which was $5.89, which date is within five (5) business days of the filing of this registration statement.

(3)	Includes the maximum number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock.
(4)	Includes the maximum number of shares of Common Stock issuable upon exercise of the warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated September 24, 2019

PROSPECTUS

9,321,593 Shares of Common Stock

This prospectus relates to the proposed resale or other disposition from time to time of up to 9,321,593 shares of DermTech, Inc. common stock, $0.0001 par value per share, or the Common Stock, as follows: (i) an aggregate of up to 8,565,893 shares of Common Stock held by parties to the Registration Rights Agreement (defined below), of which 3,076,925 shares of Common Stock were issued in connection with a private placement, or the PIPE Financing, consummated in connection with the Company’s Business Combination (defined below); (ii) an aggregate of up to 615,385 shares of Common Stock that are issuable upon the conversion of outstanding shares of the Series A Convertible Preferred Stock of the Company that were issued to certain parties to the Registration Rights Agreement in connection with the PIPE Financing; and (iii) an aggregate of up to 140,315 shares of Common Stock underlying certain outstanding warrants, or the Warrants, that were issued in connection with the Warrant Agreement (defined below) and are held by certain selling securityholders.

The Company is not selling any securities under this prospectus and will not receive any of the proceeds from the sale of securities by the selling securityholders, except that the Company may receive up to approximately $3,227,245 in aggregate gross proceeds from the exercise of the Warrants, if the Warrants are exercised for cash (and, as applicable, not a cashless basis), based on the per share exercise price of the warrants.

The selling securityholders or their assignees or successors-in-interest may offer and sell the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how a selling securityholder may sell its shares of Common Stock in the section titled “Plan of Distribution” appearing elsewhere in this prospectus. We will pay the expenses incurred in registering the securities covered by the prospectus, including legal and accounting fees.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “DMTK.” On September 19, 2019, the last reported sale price of our Common Stock was $6.00 per share.

Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2019.

i

INFORMATION CONTAINED IN THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference into this prospectus. We have not, and the selling securityholders have not, authorized anyone to provide you with additional or different information. These securities are not being offered in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the documents incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of our Common Stock. Unless the context otherwise requires, references to “DermTech,” “Company,” “we,” “us” and “our” refer to DermTech, Inc. and our subsidiaries.

ii

PROSPECTUS SUMMARY

The following is only a summary. We urge you to read the entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information included herein or incorporated by reference from our other filings with the U.S. Securities and Exchange Commission, or the SEC. Investing in our securities involves risks. Therefore, please carefully consider the information provided in the section titled “Risk Factors” beginning on page 4.

Company Overview

Business Overview

The Company is an emerging growth diagnostics company developing and marketing novel non-invasive gene expression tests to aid in the diagnosis of various skin conditions, including skin cancer, inflammatory diseases, and aging-related conditions. The Company’s technology provides a highly accurate alternative to surgical biopsy, eliminating patient pain, scarring, and risk of infection, while maximizing convenience. The Company’s scalable gene expression assays have been designed to work with a proprietary “adhesive patch biopsy” that provides a tissue sample for analysis non-invasively.

The Company is initially commercializing tests that will address unmet needs in the diagnostic pathway of pigmented skin lesions, such as moles or dark colored skin spots. The Company’s current products facilitate the clinical assessment of pigmented skin lesions for melanoma. The Company has initially marketed this test directly to a concentrated group of dermatologists and plans to eventually market the test to primary care physicians and through telemedicine channels. The Company also provides Clinical Laboratory Improvement Amendments of 1988 (CLIA) certified laboratory services to large pharmaceutical companies on a contract basis for their use in their clinical trials for new drugs. The Company has a history of net losses since its inception.

Business Combination, Reverse Split and Domestication

On August 29, 2019, the Company and DermTech Operations, Inc., formerly known as DermTech, Inc., or DermTech Operations, consummated the transactions contemplated by the Agreement and Plan of Merger, dated as of May 29, 2019, by and among the Company, DT Merger Sub, Inc., or Merger Sub, and DermTech Operations. We refer to this agreement, as amended by that certain First Amendment to Agreement and Plan of Merger dated as of August 1, 2019, as the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub merged with and into DermTech Operations, with DermTech Operations surviving as a wholly-owned subsidiary of the Company. We refer to this transaction as the Business Combination. In connection with and two days prior to the completion of the Business Combination, the Company domesticated from the British Virgin Islands to Delaware, and changed its name from Constellation Alpha Capital Corp. to DermTech, Inc. On August 29, 2019, immediately following the completion of the Business Combination, the Company effected a one-for-two reverse stock split of the Common Stock of the Company, or the Reverse Stock Split. Additional disclosures regarding the Business Combination and related transactions are located in Item 2.01 of the Company’s Form 8-K filed with the SEC on September 5, 2019, or the Super 8-K, under the heading “Business Combination, Reverse Split, and Domestication,” which are incorporated in this prospectus by reference.

The share numbers and exercise prices discussed in this prospectus reflect the effects of the Reverse Stock Split and, as applicable, the exchange ratio in accordance with the Merger Agreement.

PIPE Financing and Registration Rights Agreement

On August 29, 2019, immediately prior to the completion of the Business Combination and pursuant to the PIPE Financing, the Company issued an aggregate of 3,076,925 shares of Common Stock and 1,230.77 shares of Series A Convertible Preferred Stock, which are convertible into an aggregate of up to 615,385 shares of

Common Stock, for an aggregate purchase price of $24.0 million, to certain accredited investors pursuant to the terms of separate Subscription Agreements and Amended and Restated Subscription Agreements, dated between May 22, 2019 and August 1, 2019, entered into by the Company and such investors. We refer to these agreements collectively as the Subscription Agreements.

In connection with, and as a condition to the completion of the Business Combination, the Company and certain persons and entities holding shares of Common Stock upon the consummation of the Business Combination, or the Registration Rights Parties, entered into a Registration Rights Agreement, or the Registration Rights Agreement. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file a shelf registration statement on Form S-3 to register the resale by the Registration Rights Parties of Common Stock issued in connection with (i) the PIPE Financing and (ii) the Business Combination. The Registration Rights Agreement also provides the Investors with demand, “piggy-back” and Form S-3 registration rights, subject to certain minimum requirements and customary conditions.

Additional disclosures regarding the PIPE Financing are located in Item 2.01 of the Company’s Super 8-K under the heading “PIPE Financing,” which are incorporated in this prospectus by reference.

Warrants

The Common Stock underlying the outstanding Warrants consist of 140,315 shares underlying 561,250 Warrants to purchase Company Common Stock that were sold as part of private units in a private placement that occurred simultaneously with the closing of the Company’s initial public offering. The Warrants are subject to a Warrant Agreement, or the Warrant Agreement, dated June 19, 2017, between the Company and the Company’s transfer agent, Continental Stock Transfer & Trust Company, pursuant to which the Company is obligated to file a registration statement to register the shares issuable upon the exercise of the Warrants.

The disclosures regarding the Company’s Warrants set forth in the Super 8-K in the sections entitled “Market Price of and Dividends on Common Equity and Related Stockholder Matters” beginning on page 21 and “Description of Constellation Capital Stock - Warrants” beginning on page 22 are each incorporated herein by reference.

Corporate Information

Our corporate headquarters are located at 11099 N. Torrey Pines Road, Suite, 100, La Jolla, California 92037, and our telephone number is (858) 450-4222. Our website is located at www.dermtech.com. The contents of our website are not incorporated into this prospectus, and our reference to the URL for our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

THE OFFERING

Common stock offered by the selling securityholders	Up to 9,321,593 shares of Common Stock, as follows: (i) an aggregate of up to 8,565,893 shares of Common Stock held by parties to the Registration Rights Agreement, of which 3,076,925 shares of Common Stock were issued in connection with the PIPE Financing; (ii) an aggregate of up to 615,385 shares of Common Stock that are issuable upon the conversion of outstanding shares of the Series A Convertible Preferred Stock of the Company that were issued to certain parties to the Registration Rights Agreement in connection with the PIPE Financing; and (iii) an aggregate of up to 140,315 shares of Common Stock underlying the Warrants.

Use of Proceeds	We will not receive any of the proceeds from the sale of securities by the selling securityholders pursuant to this prospectus. We may receive up to approximately $3,227,245 in aggregate gross proceeds from the exercise of Warrants, if the Warrants are exercised for cash (and, as applicable, not a cashless basis), based on the per share exercise price of the Warrants. Any proceeds we receive from the exercise of the Warrants will be used for working capital and general corporate purposes.

Offering Price	The selling securityholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or privately negotiated prices.

Risk Factors	An investment in our securities involves a high degree of risk. See the section entitled “Risk Factors” of this prospectus and the similarly titled sections in the documents incorporated by reference into this prospectus.

Nasdaq Capital Market symbol	DMTK

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review and consider the risk factors in the section entitled “Risk Factors” beginning on page 5 of the Super 8-K, which is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC, and all other information contained in this prospectus and incorporated by reference into the prospectus before purchasing our securities. The risks and uncertainties described in these risk factors are not the only ones facing our Company. Additional risks and uncertainties of which we are unaware, or that we currently deem immaterial, also may become important factors that affect us. If any of these risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose some or all of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, contained in this prospectus, including statements regarding strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management, are forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “pro forma,” “project,” “seek,” “should,” “suggest,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Some factors that could cause actual results to differ include, among others:

•	the Company’s ability to attain profitability;

•	the Company’s ability to continue as a going concern;

•	the Company’s estimates regarding its future performance, including without limitation estimates of potential future revenues;

•	the Company’s ability to obtain third-party payer reimbursement for its tests;

•	the Company’s ability to efficiently bill for and collect revenue resulting from its tests;

•	the Company’s need to raise additional capital to fund its operations, commercialize its products, and expand its operations;

•	the Company’s ability to market and sell its tests to physicians and other clinical practitioners;

•	the Company’s ability to continue to develop its existing tests and develop and commercialize additional novel tests;

•	the Company’s dependence on third parties for the manufacture of its products;

•	the Company’s ability to meet market demand for its current and planned future tests;

•	the Company’s reliance on its sole laboratory facility and the harm that may result if this facility became damaged or inoperable;

•	the Company’s ability to compete with its competitors and their competing products;

•	the importance of the Company’s executive management team;

•	the Company’s ability to retain and recruit key personnel;

•	the Company’s dependence on third parties for the supply of its laboratory substances, equipment and other materials;

•

the potential for the Company to incur substantial costs resulting from product liability lawsuits against it and the potential for these lawsuits to cause the Company to suspend sales of its products;

•

the possibility that a third party may claim the Company has infringed or misappropriated its intellectual property rights and that the Company may incur substantial costs and be required to devote substantial time defending against these claims;

•	the potential consequences of the Company expanding its operations internationally;

•	the Company’s ability to continue to comply with applicable privacy laws and protect confidential information from breaches;

•	how changes in federal health care policy could increase the Company’s costs, decrease its revenues and impact sales of and reimbursement for its tests;

•	the Company’s ability to continue to comply with federal and local laws concerning its business and operations and the consequences resulting from the Company’s failure to comply with such laws;

•

the possibility that the Company may be required to conduct additional clinical studies or trials for its tests and the consequences resulting from the delay in obtaining necessary regulatory approvals;

•

the harm resulting from the potential loss, suspension, or other restriction on one or more of the Company’s licenses, certifications or accreditations, or the imposition of a fine or penalty on the Company under federal, state, or foreign laws;

•	the Company’s ability to maintain its intellectual property protection;

•	how recent and potential future changes in tax policy could negatively impact the Company’s business and financial condition;

•	how recent and potential future changes in healthcare policy could negatively impact the Company’s business and financial condition;

•	the Company’s ability to maintain Nasdaq listing;

•	the Company’s ability to manage the increased expenses and administrative burdens as a public company; and

•	the effects of a sale of the Company’s Common Stock on the price of the Company’s securities.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of securities by the selling securityholders pursuant to this prospectus. We may receive up to approximately $3,227,245 in aggregate gross proceeds from the exercise of the Warrants, if the Warrants are exercised for cash (and, as applicable, not a cashless basis), based on the per share exercise price of the Warrants. Any proceeds we receive from the exercise of the Warrants will be used for working capital and general corporate purposes.

SELLING SECURITYHOLDERS

The shares of Common Stock being offered by the selling securityholders, or their assignees or successors-in-interest are up to an aggregate amount of 9,321,593 shares of Common Stock, consisting of: (i) an aggregate of up to 8,565,893 shares of Common Stock held by parties to the Registration Rights Agreement, of which 3,076,925 shares of Common Stock were issued in connection with the PIPE Financing; (ii) an aggregate of up to 615,385 shares of Common Stock that are issuable upon the conversion of outstanding shares of the Series A Convertible Preferred Stock of the Company that were issued to certain parties to the Registration Rights Agreement in connection with the PIPE Financing; and (iii) an aggregate of up to 140,315 shares of Common Stock underlying the Warrants. We are registering the above referenced shares of Common Stock in order to permit the selling securityholders, or their assignees or successors-in-interest, to offer the shares for resale from time to time. The share numbers in the table below and in the footnotes thereto, as well as the share numbers discussed in this section, reflect the effects of the Reverse Stock Split and, as applicable, the exchange ratio in accordance with the Merger Agreement.

The selling securityholders may sell all, some or none of their shares listed below in this offering. See the section titled “Plan of Distribution” elsewhere in this prospectus.

Except as otherwise disclosed in the footnotes below with respect to any other selling securityholder, none of the selling securityholders have, and within the past three years have not had, any position, office or other material relationship with us.

The table below lists the selling securityholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of Common Stock held by the selling securityholders. The second column lists the percentage of shares of Common Stock beneficially owned by the selling securityholders, based on its ownership of shares of Common Stock, as of September 20, 2019. The percentage of shares beneficially owned prior to the offering is based on 11,964,329 shares of our Common Stock outstanding as of September 20, 2019. The number of shares in the column “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus” represents all of the shares that the selling securityholders may offer under this prospectus, assuming exercise of the Warrants held by such selling securityholders, and does not take into account the date of, or any limitations on, the exercise of the Warrants.

	Shares of Common Stock Beneficially Owned Before this Offering(1)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Shares of Common Stock to be Beneficially Owned Upon Completion of this Offering
Selling Securityholders	Number	Percentage(2)	Number	Number	Percentage(2)
Entities and persons affiliated with Gary Jacobs(3)	1,326,503	11.05%	1,291,381	35,122	*
Entities and persons affiliated with Irwin & Joan Jacobs Trust Dated 6-2-80(4)	1,850,365	15.36%	1,766,502	83,863	*
Entities and persons affiliated with RTW Investments L.P.(5)	2,449,769	20.37%	2,386,871	62,898	*
Entities and persons affiliated with Farallon Capital Management, L.L.C.(6)	1,230,770	9.78%	1,230,770	—	*
Entities and persons affiliated with HLM Venture Partners IV, L.P.(7)	615,385	5.14%	615,385	—	*
Benjamin Pough(8)	13,000	*	13,000	—	*
Brad Topchik(9)	3,250	*	3,250	—	*
Brian Bodner(10)	6,500	*	6,500	—	*

	Shares of Common Stock Beneficially Owned Before this Offering(1)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Shares of Common Stock to be Beneficially Owned Upon Completion of this Offering
Selling Securityholders	Number	Percentage(2)	Number	Number	Percentage(2)
Burkhard Jansen(11)	106,571	*	38,367	68,204	*
Cowen Investments II LLC(12)	177,126	1.48%	177,126	—	*
Entities and persons affiliated with Craig Pollak(13)	58,135	*	58,135	—	*
Cynthia Collins(14)	19,483	*	10,728	8,755	*
Entities and persons affiliated with Joseph F. Skowron III (15)	222,950	1.86%	222,950	—	*
Eric Beer(16)	13,000	*	13,000	—	*
Eric Stone(17)	6,500	*	6,500	—	*
Gabe Alexander(18)	11,050	*	11,050	—	*
Gene Salkind, M.D.(19)	183,174	1.53%	165,561	17,613	*
Gerald Pollak(20)	1,626	*	1,626	—	*
Herm Rosenman(21)	29,224	*	11,521	17,703	*
Huda Abboudi(22)	1,950	*	1,950	—	*
John Alexander(23)	5,000	*	5,000	—	*
John Dobak, M.D.(24)	508,057	4.19%	343,118	164,939	1.36%
Kareem Burke(25)	16,900	*	16,900	—	*
Karen Topchik(26)	3,250	*	3,250	—	*
Kewal Handa(27)	5,000	*	5,000	—	*
Lance Eagle(28)	6,500	*	6,500	—	*
Marianna Stone(29)	6,500	*	6,500	—	*
Marsha Pollak(30)	1,626	*	1,626	—	*
Matthew Posard(31)	38,964	*	13,269	25,695	*
Matthew Wachtel(32)	50	*	50	—	*
Michael Garcia(33)	6,500	*	6,500	—	*
Michael Pill(34)	6,500	*	6,500	—	*
Nory Correa(35)	3,446	*	3,446	—	*
Osher Capital Partners LLC(36)	13,000	*	13,000	—	*
Paulette Bodner(37)	6,500	*	6,500	—	*
PENSCO Trust Co., LLC Cust. FBO Christopher Metcalf IRA(38)	13,000	*	13,000	—	*
PENSCO Trust Co., LLC Cust. FBO Christopher T. Winkler IRA(39)	19,500	*	19,500	—	*
PENSCO Trust Co., LLC Cust. FBO Fred Parmalee IRA(40)	3,250	*	3,250	—	*
PENSCO Trust Co., LLC Cust. FBO James Lillis IRA(41)	26,000	*	26,000	—	*
PENSCO Trust Co., LLC Cust. FBO Sarah Degan IRA(42)	3,250	*	3,250	—	*
Portsmouth Therapeutics(43)	39,000	*	39,000	—	*
Rajiv Shukla(44)	141,630	1.18%	141,630	—	*
Richard Alan Rosling(45)	5,000	*	5,000	—	*
Scott R. Pancoast(46)	37,417	*	2,382	35,035	*
Stacy Garcia(47)	6,500	*	6,500	—	*
Steven Kemper(48)	145,418	1.21%	59,685	85,733	*
Todd Wood(49)	136,373	1.14%	136,373	—	*

	Shares of Common Stock Beneficially Owned Before this Offering(1)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Shares of Common Stock to be Beneficially Owned Upon Completion of this Offering
Selling Securityholders	Number	Percentage(2)	Number	Number	Percentage(2)
Victory RS Science and Technology Fund(50)	307,693	2.57%	307,693	—	*
Waissar Family Trust(51)	13,000	*	13,000	—	*
William Scrivner(52)	32,500	*	32,500	—	*
Zuxu Yao, Ph.D.(53)	107,152	*	43,498	63,654	*

(*)	Indicates beneficial ownership of less than 1%.
(1)

“Beneficial ownership” is a term broadly defined in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in a person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. For purposes of this column, a person or group of persons is deemed to have “beneficial ownership” of any shares that are currently exercisable or exercisable within 60 days after September 20, 2019.

(2)

The calculation of the percentage ownership for each securityholder assumes (i) the conversion into Common Stock of any shares of Series A Convertible Preferred Stock held by the securityholder, (ii) the exercise of the Warrants held by the securityholder and (iii) the conversion or exercise of any other derivative securities held by the securityholder, but does not assume the conversion of any convertible securities or exercise of Warrants or other derivative securities by any other securityholder.

(3)

Gary Jacobs is a director of the Company. The shares reflected as beneficially owned by entities and persons affiliated with Gary Jacobs in the table above consist of (i) 797,978 shares of Common Stock held by Jacobs Investment Company LLC, (ii) 492,779 shares of Common Stock held by Gary Jacobs, 18,690 shares of Common Stock that may be acquired pursuant to the exercise of stock options held by Gary Jacobs within 60 days after September 20, 2019, and 16,432 shares of Common Stock underlying restricted stock units held by Gary Jacobs that vest within 60 days after September 20, 2019, and (iii) 624 shares of Common Stock held by Jacobs Family Trust Dated 11-9-99. Gary Jacobs has the power to direct the vote and disposition of the Common Stock held by Jacobs Investment Company LLC and Jacobs Family Trust Dated 11-9-99. Accordingly, Gary Jacobs may be deemed to be the beneficial owner of such shares.

(4)

The shares reflected as beneficially owned by Irwin & Joan Jacobs Trust 6-2-80 in the table above consist of 1,766,502 shares of Common Stock and 83,863 shares of Common Stock that may be acquired pursuant to the exercise of certain private warrants within 60 days after September 20, 2019. Irwin Jacobs has the power to direct the vote and disposition of the Common Stock held by Irwin & Joan Jacobs Trust 6-2-80. Accordingly, Irwin Jacobs may be deemed to be the beneficial owner of such shares.

(5)

The shares reflected as beneficially owned by entities affiliated with RTW Investments, LP in the table above consist of (i) 1,991,743 shares of Common Stock held by RTW Master Fund, Ltd., 60,471 shares of Common Stock that may be acquired pursuant to the exercise of certain private warrants held by RTW Master Fund, Ltd. within 60 days after September 20, 2019, and (ii) 395,128 shares of Common Stock held by RTW Innovation Master Fund, Ltd. and 2,427 shares of Common Stock that may be acquired pursuant to the exercise of certain private warrants held by RTW Innovation Master Fund, Ltd. within 60 days after September 20, 2019. RTW Investments, LP has the power to direct the vote and disposition of the Common Stock held by RTW Master Fund, Ltd. and RTW Innovation Master Fund, Ltd. Accordingly, RTW Investments, LP may be deemed to be the beneficial owner of such shares. Roderick Wong, M.D., has the power to direct the vote and disposition of the securities held by RTW Investments, LP. Dr. Wong is the managing partner of RTW Investments GP, LLC, which is the general partner of RTW Investments, LP. Dr. Wong disclaims beneficial ownership of the shares held by RTW Master Fund, Ltd. and RTW Innovation Master Fund, Ltd., except to the extent of his pecuniary interest therein.

(6)

The shares reflected as beneficially owned by the entities and persons affiliated with Farallon Capital Management, L.L.C. in the table above consist of shares held by eight limited partnerships for which

Farallon Capital Management, L.L.C. is the registered investment advisor, including (i) 9,225 shares of Common Stock held by Farallon Capital (AM) Investors, L.P., or FCAMI, and 9,225 shares of Common Stock issuable upon the conversion of 18.45 shares of Series A Convertible Preferred Stock held by FCAMI, (ii) 24,625 shares of Common Stock held by Farallon Capital F5 Master I, L.P., or F5MI, and 24,625 shares of Common Stock issuable upon the conversion of 49.25 shares of Series A Convertible Preferred Stock held by F5MI, (iii) 152,300 shares of Common Stock held by Farallon Capital Institutional Partners, L.P., or FCIP, and 152,300 shares of Common Stock issuable upon the conversion of 304.60 shares of Series A Convertible Preferred Stock held by FCIP, (iv) 30,775 shares of Common Stock held by Farallon Capital Institutional Partners II, L.P., or FCIP II, and 30,775 shares of Common Stock issuable upon the conversion of 61.55 shares of Series A Convertible Preferred Stock held by FCIP II, (v) 16,925 shares of Common Stock held by Farallon Capital Institutional Partners III, L.P., or FCIP III, and 16,925 shares of Common Stock issuable upon the conversion of 33.85 shares of Series A Convertible Preferred Stock held by FCIP III, (vi) 249,235 shares of Common Stock held by Farallon Capital Offshore Investors II, L.P., or FCOI II, and 249,235 shares of Common Stock issuable upon the conversion of 498.47 shares of Series A Convertible Preferred Stock held by FCOI II, (vii) 109,225 shares of Common Stock held by Farallon Capital Partners, L.P., or FCP, and 109,225 shares of Common Stock issuable upon the conversion of 218.45 shares of Series A Convertible Preferred Stock held by FCP, and (viii) 23,075 shares of Common Stock held by Four Crossings Institutional Partners V, L.P., or FCIP V, and 23,075 shares of Common Stock issuable upon the conversion of 46.15 shares of Series A Convertible Preferred Stock held by FCIP V. Farallon Partners, L.L.C., or FPLLC, as the general partner of FCP, FCIP, FCIP II, FCIP III, FCOI II and FCAMI, or the FPLLC Entities, may be deemed to beneficially own such shares of Common Stock held by or issuable to each of the FPLLC Entities. Farallon F5 (GP), L.L.C., or F5MI GP, as the general partner of F5MI, may be deemed to beneficially own such shares of Common Stock held by or issuable to F5MI. Farallon Institutional (GP) V, L.L.C., or FCIP V GP, as the general partner of FCIP V, may be deemed to beneficially own such shares of Common Stock held by or issuable to FCIP V. Each of Philip D. Dreyfuss, Michael B. Fisch, Richard B. Fried, David T. Kim, Monica R. Landry, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., William Seybold, Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly, or the Farallon Managing Members, as a (i) managing member of FPLLC, (ii) authorized signatory of F5MI GP, or (iii) manager or senior manager, as the case may be, of FCIP V GP, in each case with the power to exercise investment discretion with respect to the shares that may be deemed to be beneficially owned by FPLLC, F5MI GP or FCIP V GP, may be deemed to beneficially own such shares of Common Stock held by or issuable to the FCPLLC Entities, F5MI or FCIP V. Each of FPLLC, F5MI GP, FCIP V GP and the Farallon Managing Members disclaims beneficial ownership of any such shares of Common Stock.
(7)

The shares reflected as beneficially owned by entities and persons affiliated with HLM Venture Partners IV, L.P. consist of 615,385 shares of Common Stock. HLM Venture Associates IV, LLC, or HLM GP, as the general partner of HLM Venture Partners IV, L.P., or HLM LP, has the power to direct the vote and disposition of the Common Stock held by HLM LP. Accordingly, HLM GP may be deemed to be the beneficial owner of such shares. Edward Cahill and Peter Grua, as the Class A Members of HLM GP, have the power to direct the vote and disposition of the securities held by HLM GP. Accordingly, Mr. Cahill and Mr. Grua may be deemed to be the beneficial owners of the shares of Common Stock held by HLM LP. Additionally, Enrico Picozza, a director of the Company, has a pecuniary interest in HLM GP, the general partner of HLM LP. Mr. Picozza disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(8)

The shares reflected as beneficially owned by Benjamin Pough in the table above consist of 10,500 shares of Common Stock and 2,500 shares of Common Stock that may be acquired pursuant to the exercise of Warrants within 60 days after September 20, 2019.

(9)

The shares reflected as beneficially owned by Brad Topchik in the table above consist of 2,625 shares of Common Stock and 625 shares of Common Stock that may be acquired pursuant to the exercise of Warrants within 60 days after September 20, 2019.

(10)

The shares reflected as beneficially owned by Brian Bodner in the table above consist of 5,250 shares of Common Stock and 1,250 shares of Common Stock that may be acquired pursuant to the exercise of Warrants within 60 days after September 20, 2019.

(11)

Burkhard Jansen is the Chief Medical Officer of the Company. The shares reflected as beneficially owned by Burkhard Jansen in the table above consist of 38,367 shares of Common Stock, 20,664 shares of Common Stock that may be acquired pursuant to the exercise of stock options within 60 days after September 20, 2019, and 47,541 shares of Common Stock underlying restricted stock units vesting within 60 days after September 20, 2019.

(12)

The shares reflected as beneficially owned by Cowen Investments II LLC in the table above consist of 143,063 shares of Common Stock and 34,063 shares of Common Stock that may be acquired pursuant to the exercise of Warrants within 60 days after September 20, 2019.

(13)

Craig Pollak served as the Chief Financial Officer and Secretary of the Company prior to the Business Combination. The shares reflected as beneficially owned by Craig Pollak in the table above consist of (i) 32,880 shares of Common Stock held by Craig Pollak and 1,725 shares of Common Stock that may be acquired pursuant to the exercise of Warrants held by Craig Pollak within 60 days after September 20, 2019 and (ii) 19,005 shares of Common Stock held by PENSCO Trust Co., LLC Cust. FBO Craig Pollak Roth IRA and 4,525 shares of Common Stock that may be acquired pursuant to the exercise of Warrants held by PENSCO Trust Co., LLC Cust. FBO Craig Pollak Roth IRA within 60 days after September 20, 2019. Craig Pollak has the power to direct the vote and disposition of the securities held by PENSCO Trust Co., LLC Cust. FBO Craig Pollak Roth IRA. Accordingly, Craig Pollak may be deemed to be the beneficial owner of such shares.

(14)

Cynthia Collins is a director of the Company. The shares reflected as beneficially owned by Cynthia Collins in the table above consist of 10,728 shares of Common Stock and 8,755 shares of Common Stock underlying restricted stock units vesting within 60 days after September 20, 2019.

(15)

The shares reflected as beneficially owned by the entities and persons affiliated with Joseph F. Skowron III in the table above consist of (i) 157,500 shares of Common Stock held by Doubling LLC and 37,500 shares of Common Stock that may be acquired pursuant to the exercise of Warrants held by Doubling LLC within 60 days after September 20, 2019 and (ii) 22,575 shares of Common Stock held by PENSCO Trust Co., LLC Cust. FBO Joseph F. Skowron Roth IRA and 5,375 shares of Common Stock that may be acquired pursuant to the exercise of Warrants held by PENSCO Trust Co., LLC Cust. FBO Joseph F. Skowron Roth IRA within 60 days after September 20, 2019. Joseph F. Skowron III has the power to direct the vote and disposition of the securities held by each of Doubling LLC and PENSCO Trust Co., LLC Cust. FBO Joseph F. Skowron Roth IRA. Joseph F. Skowron III disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(16)

The shares reflected as beneficially owned by Eric Beer in the table above consist of 10,500 shares of Common Stock and 2,500 shares of Common Stock that may be acquired pursuant to the exercise of Warrants within 60 days after September 20, 2019.

(17)

The shares reflected as beneficially owned by Eric Stone in the table above consist of 5,250 shares of Common Stock and 1,250 shares of Common Stock that may be acquired pursuant to the exercise of Warrants within 60 days after September 20, 2019.

(18)

The shares reflected as beneficially owned by Gabe Alexander in the table above consist of 8,925 shares of Common Stock and 2,125 shares of Common Stock that may be acquired pursuant to the exercise of Warrants within 60 days after September 20, 2019.

(19)

Gene Salkind is a director of the Company. The shares reflected as beneficially owned by Gene Salkind in the table above consist of 165,561 shares of Common Stock, 10,021 shares of Common Stock that may be acquired pursuant to the exercise of stock options within 60 days after September 20, 2019, and 7,592 shares of Common Stock underlying restricted stock units vesting within 60 days after September 20, 2019.

(20)

The shares reflected as beneficially owned by Gerald Pollak in the table above consist of 1,313 shares of Common Stock and 313 shares of Common Stock that may be acquired pursuant to the exercise of Warrants within 60 days after September 20, 2019.

(21)	Herm Rosenman is a director of the Company. The shares reflected as beneficially owned by Herm Rosenman in the table above consist of 11,521 shares of Common Stock and 17,703 shares of Common

Stock underlying restricted stock units vesting within 60 days after September 20, 2019.
(22)

The shares reflected as beneficially owned by Huda Abboudi in the table above consist of 1,575 shares of Common Stock and 375 shares of Common Stock that may be acquired pursuant to the exercise of Warrants within 60 days after September 20, 2019.

(23)

John Alexander served as a director of the Company prior to the Business Combination. The shares reflected as beneficially owned by John Alexander in the table above consist of 5,000 shares of Common Stock.

(24)

John Dobak is the Chief Executive Officer and a director of the Company. The shares reflected as beneficially owned by John Dobak in the table above consist of 343,118 shares of common stock, 9,219 shares of common stock that may be acquired pursuant to the exercise of common stock warrants within 60 days after September 20, 2019 and 155,720 shares of common stock underlying restricted stock units vesting within 60 days after September 20, 2019.

(25)

The shares reflected as beneficially owned by Kareem Burke in the table above consist of 13,650 shares of Common Stock and 3,250 shares of Common Stock that may be acquired pursuant to the exercise of Warrants within 60 days after September 20, 2019.

(26)

The shares reflected as beneficially owned by Karen Topchik in the table above consist of 2,625 shares of Common Stock and 625 shares of Common Stock that may be acquired pursuant to the exercise of Warrants within 60 days after September 20, 2019.

(27)	Kewal Handa served as a director of the Company prior to the Business Combination. The shares reflected as beneficially owned by Kewal Handa in the table above consist of 5,000 shares of Common Stock.
(28)

The shares reflected as beneficially owned by Lance Eagle in the table above consist of 5,250 shares of Common Stock and 1,250 shares of Common Stock that may be acquired pursuant to the exercise of Warrant within 60 days after September 20, 2019.

(29)

The shares reflected as beneficially owned by Marianna Stone in the table above consist of 5,250 shares of Common Stock and 1,250 shares of Common Stock that may be acquired pursuant to the exercise of Warrants within 60 days after September 20, 2019.

(30)

The shares reflected as beneficially owned by Marsha Pollak in the table above consist of 1,313 shares of Common Stock and 313 shares of Common Stock that may be acquired pursuant to the exercise of Warrants within 60 days after September 20, 2019.

(31)

Matthew Posard is a director of the Company. The shares reflected as beneficially owned by Matthew Posard in the table above consist of 13,269 shares of Common Stock, 9,701 shares of Common Stock that may be acquired pursuant to the exercise of stock options within 60 days after September 20, 2019, and 15,994 shares of Common Stock underlying restricted stock units vesting within 60 days after September 20, 2019.

(32)	The shares reflected as beneficially owned by Matthew Wachtel in the table above consist of 50 shares of Common Stock.
(33)

The shares reflected as beneficially owned by Michael Garcia in the table above consist of 5,250 shares of Common Stock and 1,250 shares of Common Stock that may be acquired pursuant to the exercise of Warrant within 60 days after September 20, 2019.

(34)

The shares reflected as beneficially owned by Michael Pill in the table above consist of 5,250 shares of Common Stock and 1,250 shares of Common Stock that may be acquired pursuant to the exercise of Warrants within 60 days after September 20, 2019.

(35)

The shares reflected as beneficially owned by Nory Correa in the table above consist of 2,783 shares of Common Stock and 663 shares of Common Stock that may be acquired pursuant to the exercise of Warrants within 60 days after September 20, 2019.

(36)

The shares reflected as beneficially owned by Osher Capital Partners LLC in the table above consist of 10,500 shares of Common Stock and 2,500 shares of Common Stock that may be acquired pursuant to the exercise of Warrants within 60 days after September 20, 2019. Ari Kluger has the power to direct the vote and disposition of the securities held by Osher Capital Partners LLC. Mr. Kluger disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(37)

The shares reflected as beneficially owned by Paulette Bodner in the table above consist of 5,250 shares of Common Stock and 1,250 shares of Common Stock that may be acquired pursuant to the exercise of Warrants within 60 days after September 20, 2019.

(38)

The shares reflected as beneficially owned by PENSCO Trust Co., LLC Cust. FBO Christopher Metcalf IRA in the table above consist of 10,500 shares of Common Stock and 2,500 shares of Common Stock that may be acquired pursuant to the exercise of Warrants within 60 days after September 20, 2019. Christopher Metcalf has the power to direct the vote and disposition of the Common Stock held by PENSCO Trust Co., LLC Cust. FBO Christopher Metcalf IRA. Accordingly, Christopher Metcalf may be deemed to be the beneficial owner of such shares.

(39)

The shares reflected as beneficially owned by PENSCO Trust Co., LLC Cust. FBO Christopher T. Winkler IRA in the table above consist of 15,750 shares of Common Stock and 3,750 shares of Common Stock that may be acquired pursuant to the exercise of Warrants within 60 days after September 20, 2019. Christopher T. Winkler has the power to direct the vote and disposition of the Common Stock held by PENSCO Trust Co., LLC Cust. FBO Christopher T. Winkler IRA. Accordingly, Christopher T. Winkler may be deemed to be the beneficial owner of such shares.

(40)

The shares reflected as beneficially owned by PENSCO Trust Co., LLC Cust. FBO Fred Parmalee IRA in the table above consist of 2,625 shares of Common Stock and 625 shares of Common Stock that may be acquired pursuant to the exercise of Warrants within 60 days after September 20, 2019. Fred Parmalee has the power to direct the vote and disposition of the Common Stock held by PENSCO Trust Co., LLC Cust. FBO Fred Parmalee IRA. Accordingly, Fred Parmalee may be deemed to be the beneficial owner of such shares.

(41)

The shares reflected as beneficially owned by PENSCO Trust Co., LLC Cust. FBO James Lillis IRA in the table above consist of 21,000 shares of Common Stock and 5,000 shares of Common Stock that may be acquired pursuant to the exercise of Warrants within 60 days after September 20, 2019. James Lillis has the power to direct the vote and disposition of the Common Stock held by PENSCO Trust Co., LLC Cust. FBO James Lillis IRA. Accordingly, James Lillis may be deemed to be the beneficial owner of such shares.

(42)

The shares reflected as beneficially owned by PENSCO Trust Co., LLC Cust. FBO Sarah Degan IRA in the table above consist of 2,625 shares of Common Stock and 625 shares of Common Stock that may be acquired pursuant to the exercise of Warrants within 60 days after September 20, 2019. Sarah Degan has the power to direct the vote and disposition of the Common Stock held by PENSCO Trust Co., LLC Cust. FBO Sarah Degan IRA. Accordingly, Sarah Degan may be deemed to be the beneficial owner of such shares.

(43)

The shares reflected as beneficially owned by Portsmouth Therapeutics in the table above consist of 31,500 shares of Common Stock and 7,500 shares of Common Stock that may be acquired pursuant to the exercise of Warrants within 60 days after September 20, 2019. Brian S. Robbins has the power to direct the vote and disposition of the securities held by Portsmouth Therapeutics. Mr. Robins disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(44)

Rajiv Shukla served as the Chairman and Chief Executive Officer of the Company prior to the Business Combination. The shares reflected as beneficially owned by Rajiv Shukla in the table above consist of 139,042 shares of Common Stock and 2,588 shares of Common Stock that may be acquired pursuant to the exercise of Warrants within 60 days after September 20, 2019.

(45)

Richard Alan Rosling served as a director of the Company prior to the Business Combination. The shares reflected as beneficially owned by Richard Alan Rosling in the table above consist of 5,000 shares of Common Stock.

(46)

Scott R. Pancoast is a director of the Company. The shares reflected as beneficially owned by Scott R. Pancoast in the table above consist of 2,382 shares of Common Stock, 17,523 shares of Common Stock that may be acquired pursuant to the exercise of stock options within 60 days after September 20, 2019, and 17,512 shares of common stock underlying restricted stock units vesting within 60 days after September 20, 2019.

(47)

The shares reflected as beneficially owned by Stacy Garcia in the table above consist of 5,250 shares of Common Stock and 1,250 shares of Common Stock that may be acquired pursuant to the exercise of Warrants within 60 days after September 20, 2019.

(48)

Steven Kemper held the positions of Chief Financial Officer, Treasurer and Secretary of the Company until September 12, 2019. The shares reflected as beneficially owned by Steven Kemper in the table above consist of 59,685 shares of Common Stock, 13,101 shares of Common Stock that may be acquired pursuant to the exercise of certain private warrants within 60 days after September 20, 2019 and 72,632 shares of Common Stock underlying restricted stock units vesting within 60 days after September 20, 2019.

(49)	Todd Wood is the Chief Commercial Officer of the Company. The shares reflected as beneficially owned by Todd Wood in the table above consist of 136,373 shares of Common Stock.
(50)	The shares reflected as beneficially owned by Victory RS Science and Technology Fund in the table above consist of 307,693 shares of Common Stock.
(51)

The shares reflected as beneficially owned by the Waissar Family Trust in the table above consist of 10,500 shares of Common Stock and 2,500 shares of Common Stock that may be acquired pursuant to the exercise of Warrants within 60 days after September 20, 2019.

(52)

The shares reflected as beneficially owned by William Scrivner in the table above consist of 26,250 shares of Common Stock and 6,250 shares of Common Stock that may be acquired pursuant to the exercise of Warrants within 60 days after September 20, 2019.

(53)

Zuxu Yao is the Chief Scientific Officer of the Company. The shares reflected as beneficially owned by Zuxu Yao in the table above consist of 43,498 shares of Common Stock, 23,720 shares of Common Stock that may be acquired pursuant to the exercise of stock options within 60 days after September 20, 2019, and 39,934 shares of Common Stock underlying restricted stock units vesting within 60 days after September 20, 2019.

PLAN OF DISTRIBUTION

The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from the selling securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling securityholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. The selling securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants.

The selling securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Any selling securityholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the name of the selling securityholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of certain states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the Common Stock may not be sold unless (i) it has been registered or qualified for sale or (ii) an exemption from registration or qualification requirements is available and is complied with.

The selling securityholders have been advised that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 of the Securities Act and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The securities to be registered on this Registration Statement on Form S-3 include up to an aggregate amount of 9,321,593, consisting of (i) an aggregate of up to 8,565,893 shares of Common Stock held by parties to the Registration Rights Agreement, of which 3,076,925 shares of Common Stock were issued in connection with the PIPE Financing; (ii) an aggregate of up to 615,385 shares of Common Stock that are issuable upon the conversion of outstanding shares of the Series A Convertible Preferred Stock of the Company that were issued to certain parties to the Registration Rights Agreement in connection with the PIPE Financing; and (iii) an aggregate of up to 140,315 shares of Common Stock underlying the Warrants.

General

The summaries below describe the current rights of the Company’s stockholders under the Company’s existing Amended and Restated Certificate of Incorporation, or the Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on August 29, 2019, as amended by a Certificate of Amendment, or the Certificate of Amendment, filed with the Delaware Secretary of State on August 29, 2019, and the Company’s bylaws; however, these summaries may not contain all of the information that is important to you. These summaries are not intended to be a complete discussion of the rights of Company stockholders and are qualified in their entirety by reference to the Delaware General Corporation Law, or the DGCL, and the various documents of the Company that are referred to in the summaries, as well as reference to the Amended and Restated Certificate of Incorporation and Certificate of Amendment, copies of which are included as Exhibits 3.1 and 3.2, respectively, of this Registration Statement on Form S-3 and incorporated herein by reference.

The share numbers and exercise prices discussed below reflect the effects of the Reverse Stock Split and, as applicable, the exchange ratio in accordance with the Merger Agreement.

Authorized Capital Stock

The Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment, or the Existing Charter, authorizes the issuance of up to 50,000,000 shares of Common Stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share.

Dividends

The Existing Charter provides that holders of the Common Stock are entitled to receive dividends ratably, if any, as may be declared by the Company board of directors out of legally available funds, subject to any preferential dividend rights of any Company preferred stock then outstanding. The Company’s board of directors is authorized, without action by the Company stockholders, to designate and issue shares of Company preferred stock in one or more series and to designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions, including with respect to the rights of holders of Company preferred stock to receive dividends. In connection with the completion of the Business Combination, the Company filed a Certificate of Designation of Preferences, Rights and Limitations for the Company’s Series A Convertible Preferred Stock, or the Series A Certificate of Designation. Pursuant to the Series A Certificate of Designation, holders of the new Series A Convertible Preferred Stock are entitled to receive dividends on an as-converted basis equal to and in the same form as dividends actually paid on shares of the Company Common Stock when, as and if such dividends are paid on such Common Stock. Additional disclosures regarding the Series A Convertible Preferred Stock and Series A Certificate of Designation are located in Item 2.01 of the Company’s Super 8-K under the heading “PIPE Financing,” which are incorporated in this prospectus by reference.

Liquidation Preference

The Existing Charter provides that in the event of dissolution, liquidation or winding up, holders of the Company Common Stock are entitled to share ratably in the Company’s net assets legally available after the payment of all of the Company’s debts and other liabilities, subject to the preferential rights of any the Company preferred stock then outstanding. The Company’s board of directors is authorized, without action by the Company stockholders, to designate and issue shares of the Company preferred stock in one or more series and to designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions, including with respect to the liquidation preference of holders of the Company preferred stock. The Series A Certificate of Designation provides that holders of the Series A Convertible Preferred Stock shall participate pari passu with the holders of the Company Common Stock on an as-converted basis.

Conversion Rights and Protective Provisions

Holders of the Company Common Stock have no conversion rights under the Existing Charter or the Company’s bylaws. The Company’s board of directors is authorized, without action by the Company stockholders, to designate and issue shares of the Company preferred stock in one or more series and to designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions, including with respect to conversion rights. The Series A Certificate of Designation provides that each share of Series A Convertible Preferred Stock is convertible into the Company Common Stock at a conversion price equal to $6.50, provided that in no event shall any shares of Series A Convertible Preferred Stock be convertible if such conversion would result in the Holder of such shares beneficially owning more than 9.99% of the Company’s then-outstanding shares of Common Stock.

Number and Classification of Directors

The Existing Charter and the Company’s bylaws provide that the Company’s board of directors is divided into three classes serving three-year terms, with one class being elected each year. The number of directors, which may be fixed from time to time by the Company’s board of directors, was fixed at eight upon the completion of the Business Combination and classified into three separate classes. The directors and executive officers of the Company following the Business Combination are described in the disclosure in Item 5.02 of the Super 8-K, which is incorporated herein by reference.

Preemption Rights

There are no preemption rights applicable to the issuance of new shares under the Existing Charter.

Removal of Directors; Vacancies on the Board of Directors

The Existing Charter and the Company’s bylaws provide that, subject to the rights of the holders of any series of the Company preferred stock, directors may be removed only for cause and then only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of directors. Furthermore, subject to the rights of the holders of any series of the Company preferred stock, any vacancy on the Company’s board of directors, however occurring, including a vacancy resulting from an increase in the size of the Company’s board, may only be filled by the affirmative vote of a majority of the Company’s directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by a vote of the stockholders.

Voting Stock

The Existing Charter provides that the holders of the Company Common Stock are entitled to one vote for each share of Common Stock held of record for the election of directors and on all matters submitted to a vote of stockholders. The Company’s board of directors is authorized, without action by the Company stockholders, to designate and issue shares of the Company preferred stock in one or more series and to designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions, including with respect to the voting rights of the holders of the Company’s preferred stock. The Series A

Certificate of Designation provides that holders of the Series A Convertible Preferred Stock shall have no voting rights, except with respect to certain protective provisions set forth in the Series A Certificate of Designation relating to the powers, preferences and rights of the Series A Convertible Preferred Stock.

Cumulative Voting

The Existing Charter and the Company’s bylaws do not contain any provisions granting cumulative voting rights in the election of the Company’s directors.

Redemption

The Existing Charter and the Company’s bylaws do not contain any provisions granting redemption rights to any holder of the Company’s Common Stock. The Company’s board of directors is authorized, without action by the Company stockholders, to designate and issue shares of the Company preferred stock in one or more series and to designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions, including with respect to the redemption rights of the holders of the Company preferred stock. The Series A Certificate of Designation provides that the Series A Convertible Preferred Stock is not redeemable.

Amendment of Certificate of Incorporation or Bylaws

As required by the DGCL, any amendment of the Existing Charter must first be approved by a majority of the Company’s board of directors and, if required by law or the Existing Charter, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote on the amendment as a class, except that the amendment of the provisions relating to stockholder action, directors, limitation of liability, exclusive jurisdiction of Delaware Courts and the amendment of the Company’s bylaws and Existing Charter must be approved by not less than 75% of the outstanding shares entitled to vote on the amendment, and not less than 75% of the outstanding shares of each class entitled to vote on these amendments as a class.

The Company’s bylaws may be amended by the affirmative vote of a majority of the Company directors then in office, subject to any limitations set forth in the Company’s bylaws, and may also be amended by the affirmative vote of at least 75% of the outstanding shares entitled to vote on the amendment, or, if the Company’s board of directors recommends that the Company stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares or Warrants for at least six months would be entitled to sell such securities provided that (i) such person is not deemed to have been one of the Company’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as the Company was required to file reports) preceding the sale.

Persons who have beneficially owned Company restricted shares or Warrants for at least six months but who are the Company’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares then outstanding; or

•	the average weekly reported trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by the Company’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company that has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

The filing of the Super 8-K was intended to satisfy the filing of the “Form 10 Information” and commence the one year holding period of Rule 144(i).

Lock-Up Agreement

In connection with, and as a condition to the completion of the Business Combination, certain of the selling securityholders entered into a Lock-up Agreement, or the Lock-up Agreement, pursuant to which the securityholders agreed that, during the period commencing on the completion of the Business Combination and continuing to and including the date 180 days after the date of the completion of the Business Combination, the securityholders would not sell, offer to sell, pledge, or transfer any Company securities, subject to certain limited exceptions.

Warrants

The disclosures regarding the Company’s Warrants set forth in the Super 8-K in the sections entitled “Market Price of and Dividends on Common Equity and Related Stockholder Matters” beginning on page 21 and “Description of Constellation Capital Stock - Warrants” beginning on page 22 are each incorporated herein by reference.

LEGAL MATTERS

The validity of the securities we are offering will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California.

EXPERTS

The financial statements of DermTech Operations as of December 31, 2018 and 2017, and for each of the years in the two-year period ended December 31, 2018, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 financial statements contains an explanatory paragraph that states DermTech Operation’s recurring losses from operations and net capital deficiency raise substantial doubt about the entity’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may access the registration statement, of which this prospectus form is a part, at the SEC’s Internet website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at www.dermtech.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus. In addition, our Common Stock is listed for trading on The Nasdaq Capital Market under the symbol “DMTK.”

This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may obtain a copy of these documents and contracts from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this prospectus and prior to the time that we sell all of the securities offered by this prospectus or the earlier termination of the offering, and (2) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement (except in each case the information contained in such documents to the extent “furnished” and not “filed”). The documents we are incorporating by reference as of their respective dates of filing are:

•	Our Annual Report on Form 10-K for the year ended March 31, 2019 filed with the SEC on June 14, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed with the SEC on August 13, 2019;

•

Our Current Reports on Form 8-K filed with the SEC on May 29, 2019, August 7, 2019, August  28, 2019, September 5, 2019, September 5, 2019, September 17, 2019 and September 23, 2019 (except for the information furnished under Items 2.02 or 7.01 and the exhibits thereto);

•

all other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above (in each case, except for the information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K); and

•

The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on June 16, 2017, and any amendment or report filed with the SEC for purposes of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by calling us at 858-450-4222 or by contacting: DermTech, Inc., Attn: Kevin Sun, 11099 N. Torrey Pines Road, Suite, 100, La Jolla, California 92037. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.dermtech.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

The Company’s Existing Charter provides that the Company shall indemnify its directors and officers, provided that they have acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. This indemnity shall not extend to a suit by or in the right of the Company in which any director or officer has been adjudged to be liable to the Company, unless and to the extent that the court making such adjudication determines that the director or officer in question is fairly and reasonably entitled to indemnity for expenses that the court deems proper. The Company shall not indemnify any director or officer in respect of a proceeding initiated by such director or officer unless such proceeding was authorized by the Company’s board of directors.

Any indemnification of its directors or officers by the Company is conditioned on the director or officer in question notifying the Company in writing as soon as possible of any proceeding for which indemnity will or could be sought, unless the Company has confirmed to the director or officer that it is aware of such proceeding. The Company may elect to participate in or assume the defense of any such proceeding at its own expense. The Company shall not be required to indemnify its directors or officers for any amounts paid in settlement without its written consent, which consent will not be unreasonably withheld. Any indemnified director or officer will have the right to advancement of expenses upon the Company’s receipt of written notice therefor and an undertaking by or on behalf of any such director or officer to repay all amounts advanced if it shall ultimately be judicially determined that such person is not entitled to be indemnified.

The Company shall not indemnify any director or officer to the extent such director or officer is reimbursed from the proceeds of insurance. In the event the Company makes any indemnification payments and the director or officer in question is subsequently reimbursed from the proceeds of insurance, such director or officer shall promptly refund the Company to the extent of such insurance reimbursement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

You should rely only on the information provided or incorporated by reference in this registration statement or any related prospectus. We have not, and the selling securityholders have not, authorized anyone to provide you with different information. You should not assume that the information in this registration statement or any related prospectus is accurate as of any date other than the date on the front of the document.

9,321,593 Shares of Common Stock

PROSPECTUS

                    , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the Company’s estimates (other than the SEC registration fee) of the expenses in connection with the issuance and distribution of the securities being registered.

SEC registration fee	$6,649
Legal fees and expenses	$40,000
Accounting fees and expenses	$25,000
Printing fees	$7,500
Miscellaneous fees and expenses

Total	$79,149

Item 15.	Indemnification of Directors and Officers

The Company’s Existing Charter provides that the Company shall indemnify its directors and officers, provided that they have acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

This indemnity shall not extend to a suit by or in the right of the Company in which any director or officer has been adjudged to be liable to the Company, unless and to the extent that the court making such adjudication determines that the director or officer in question is fairly and reasonably entitled to indemnity for expenses that the court deems proper.

The Company shall not indemnify any director or officer in respect of a proceeding initiated by such director or officer unless such proceeding was authorized by the Company’s board of directors.

Any indemnification of its directors or officers by the Company is conditioned on the director or officer in question notifying the Company in writing as soon as possible of any proceeding for which indemnity will or could be sought, unless the Company has confirmed to the director or officer that it is aware of such proceeding. The Company may elect to participate in or assume the defense of any such proceeding at its own expense. The Company shall not be required to indemnify for any amounts paid in settlement without its written consent, which consent will not be unreasonably withheld.

Any indemnified director or officer will have the right to advancement of expenses upon the Company’s receipt of written notice therefor and an undertaking by or on behalf of any such director or officer to repay all amounts advanced if it shall ultimately be judicially determined that such person is not entitled to be indemnified.

The Company shall not indemnify any director or officer to the extent such director or officer is reimbursed from the proceeds of insurance. In the event the Company makes any indemnification payments and the director or officer in question is subsequently reimbursed from the proceeds of insurance, such director or officer shall promptly refund the Company to the extent of such insurance reimbursement.

Item 16.	Exhibits

(a)	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description	Filed Herewith	Form	Incorporated by Reference File No.	Date Filed

2.1	Agreement and Plan of Merger, dated as of May 29, 2019, by and among the Registrant, DermTech Operations, Inc. and DT Merger Sub, Inc., as amended, included as Annex A to the proxy statement/prospectus/information statement forming a part of the referenced filing.		S-4/A	333-232181	8/7/2019

2.2	First Amendment to Agreement and Plan of Merger, dated as of August 1, 2019, by and among the Registrant, DermTech Operations, Inc. and DT Merger Sub, Inc.		S-4/A	333-232181	8/2/2019

3.1	Amended and Restated Certificate of Incorporation of the Registrant, included as Annex D to the proxy statement/prospectus/information statement forming a part of the referenced filing.		S-4/A	333-232181	8/7/2019

3.2	Form of Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, included as Annex F to the proxy statement/prospectus/information statement forming a part of the referenced filing.		S-4/A	333-232181	8/7/2019

3.3	Form of Certificate of Designation of Preferences Rights and Limitations of Series A Convertible Preferred Stock of the Registrant		S-4/A	333-232181	8/2/2019

3.4	Bylaws of the Registrant, included as Annex C to the proxy statement/prospectus/information statement forming a part of the referenced filing.		S-4/A	333-232181	8/7/2019

4.1	Specimen Warrant Certificate of the Registrant		S-1/A	333-218093	6/9/2017

4.2	Warrant Agreement, dated June 19, 2017, between the Registrant and Continental Stock Transfer & Trust Company		8-K	001-38118	6/23/2017

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X

10.1	Registration Rights Agreement by and among the Registrant, certain stockholders of the Registrant and certain stockholders of DermTech Operations, Inc.		8-K	001-38118	9/5/2019

10.2	Amended and Restated Subscription Agreement, dated August 1, 2019, between the Registrant and Farallon Capital (AM) Investors, L.P.		S-4/A	333-232181	8/2/2019

Exhibit No.	Description	Filed Herewith	Form	Incorporated by Reference File No.	Date Filed

10.3	Amended and Restated Subscription Agreement, dated August 1, 2019, between the Registrant and Farallon Capital F5 Master I, L.P.		S-4/A	333-232181	8/2/2019

10.4	Amended and Restated Subscription Agreement, dated August 1, 2019, between the Registrant and Farallon Capital Institutional Partners, L.P.		S-4/A	333-232181	8/2/2019

10.5	Amended and Restated Subscription Agreement, dated August 1, 2019, between the Registrant and Farallon Capital Institutional Partners II, L.P.		S-4/A	333-232181	8/2/2019

10.6	Amended and Restated Subscription Agreement, dated August 1, 2019, between the Registrant and Farallon Capital Institutional Partners III, L.P.		S-4/A	333-232181	8/2/2019

10.7	Amended and Restated Subscription Agreement, dated August 1, 2019, between the Registrant and Farallon Capital Offshore Investors II, L.P.		S-4/A	333-232181	8/2/2019

10.8	Amended and Restated Subscription Agreement, dated August 1, 2019, between the Registrant and Farallon Capital Partners, L.P.		S-4/A	333-232181	8/2/2019

10.9	Amended and Restated Subscription Agreement, dated August 1, 2019, between the Registrant and Four Crossings Institutional Partners V, L.P.		S-4/A	333-232181	8/2/2019

10.10	Subscription Agreement, dated May 22, 2019, between the Registrant and Victory RS Science and Technology Fund		S-4/A	333-232181	8/2/2019

10.11	Subscription Agreement, dated May 22, 2019, between the Registrant and The Irwin Mark and Joan Klein Jacobs Family Trust UA DTD 6/20/80		S-4/A	333-232181	8/2/2019

10.12	Subscription Agreement, dated May 23, 2019, between the Registrant and Jacobs Investment Company LLC		S-4/A	333-232181	8/2/2019

10.13	Subscription Agreement, dated May 23, 2019, between the Registrant and RTW Master Fund, Ltd. and RTW Innovation Master Fund, Ltd.		S-4/A	333-232181	8/2/2019

10.14	Omnibus Common Share Subscription Agreement Amendment, dated as of August 1, 2019, by and among the Registrant and the Common Share Purchasers		S-4/A	333-232181	8/2/2019

10.15	Subscription Agreement, dated August 1, 2019, between the Registrant and HLM Venture Partners IV, L.P.		S-4/A	333-232181	8/2/2019

10.16	Letter Agreement, dated June 19, 2017, by and among the Registrant and each of its previous sponsor, directors and officers		8-K	001-38118	6/23/2017

23.1	Consent of KPMG LLP, independent registered public accounting firm	X

Exhibit No.	Description	Filed Herewith	Form	Incorporated by Reference File No.	Date Filed

99.1	Audited Financial Statements of DermTech Operations, Inc. for the Years Ended December 31, 2018 and 2017		S-4/A	333-232181	8/7/2019

99.2	Unaudited Financial Statements of DermTech Operations, Inc. for the six months ended June 30, 2019		8-K	001-38118	9/5/2019

99.3	Pro-Forma Financial Information for the three months ended June 30, 2019, giving effect to the completion of the Business Combination		8-K	001-38118	9/5/2019

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(a)

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on September 24, 2019.

DERMTECH, INC.

By:	/s/ John Dobak
Name:	John Dobak, M.D.
Title:	Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of DermTech, Inc., hereby severally constitute and appoint John Dobak, M.D. and Kevin Sun, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or her or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Dobak, M.D.
John Dobak, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	September 24, 2019

/s/ Kevin Sun
Kevin Sun	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 24, 2019

/s/ Matt Posard
Matt Posard	Director	September 24, 2019

/s/ Cynthia Collins
Cynthia Collins	Director	September 24, 2019

/s/ Enrico Picozza
Enrico Picozza	Director	September 24, 2019

Signature	Title	Date

/s/ Herm Rosenman
Herm Rosenman	Director	September 24, 2019

/s/ Gary Jacobs
Gary Jacobs	Director	September 24, 2019

/s/ Gene Salkind, M.D.
Gene Salkind, M.D.	Director	September 24, 2019

/s/ Scott Pancoast
Scott Pancoast	Director	September 24, 2019